UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2017

Tellurian Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Louisiana Street, Suite 3100, Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 962-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2017, Don Alan Turkleson was appointed to the Board of Directors (the “Board”) of Tellurian Inc. (the “Corporation”). No family relationships exist between Mr. Turkleson and any of the Corporation’s directors and executive officers. To the Corporation’s knowledge, there are no arrangements between Mr. Turkleson and any other person pursuant to which he was nominated as a director, nor are there any transactions to which the Corporation is or was a participant and in which Mr. Turkleson has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

The Board has appointed Mr. Turkleson to serve as Chair of the audit committee of the Board (the “Audit Committee”), replacing Martin Houston, who served as a member of the Audit Committee pursuant to a temporary exemption provided by applicable NASDAQ rules. Mr. Turkleson will serve as the Corporation’s audit committee financial expert.

Mr. Turkleson is expected to participate in the Corporation’s standard director compensation programs when they are determined, and to enter into its standard form of director indemnification agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELLURIAN INC.

By:	/s/ Daniel Belhumeur
Daniel Belhumeur General Counsel

Date: March 7, 2017